UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth in Item 5.02 regarding the entry by Reed’s, Inc., a Delaware corporation, (“Reed’s”) into the Separation and Release of Claims Agreement with Valentin Stalowir, the company’s former Chief Executive Officer, are incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 30, 2019, Iris Snyder notified Reed’s of her intent to resign from her positions as Chief Financial Officer and Secretary, effective on November 22, 2019, for the purpose of pursuing an opportunity with a private food company.

(c) On November 1, 2019, Reed’s appointed Joann Tinnelly, age 50, to serve as Interim Chief Financial Officer effective November 22, 2019.

Ms. Tinnelly brings almost 30 years of finance and accounting experience in global public and private equity company environments. She is a Certified Public Accountant and has served as Vice President and Corporate Controller of Reed’s Inc. since July 2018. Prior to joining Reed’s, from May 2014 to May 2017, she served as Assistant Controller of Steel Excel, Inc., a subsidiary of Steel Partners Holdings, a global diversified holding company. Prior to 2014, Ms. Tinnelly served as Vice President Financial Planning & Analysis and as Assistant Corporate Controller at USI Insurance Services, Assistant Vice President of Royal Bank of Scotland (RBS) Group, multiple financial roles at Momentive Performance Materials and financial auditing at PriceWaterhouseCoopers. Ms. Tinnelly holds a Master of Business Administration in Finance and a Bachelor of Business Administration in Public Accounting both from Pace University.

On October 31, 2019, Reed’s entered into a Separation, Settlement and Release of Claims Agreement with Valentin Stalowir, its former Chief Executive Officer (“Separation Agreement”) in connection with Mr. Stalowir’s resignation from his position as Chief Executive Officer of Reed’s and the subsequent termination of his employment on October 31, 2019.

The Separation Agreement supersedes and replaces his Employment Agreement dated June 28, 2019 (as amended) and provides for the payment of certain severance benefits by Reed’s to Mr. Stalowir including the following: (a) salary continuation in an amount equal to approximately 11 months’ salary at Mr. Stalowir’s base salary rate, less all applicable withholdings; (b) payment of Mr. Stalowir’s COBRA premium for earlier of eleven months or until commencement of coverage sponsored by subsequent employer; (c) memorialization of terms of Mr. Stalowir’s stock options reflecting conversion of 461,554 incentive stock options vested through the Separation Date to an equal number of nonqualified stock options exercisable through October 31, 2022; (d) acceleration of 50,000 shares of common stock of Reed’s underlying previously granted restricted stock awards plus delivery of all previously vested restricted stock awards and (e) payment of certain legal accounting fees and expenses incurred by Mr. Stalowir negotiating his separation. In addition, the Separation Agreement contains a general mutual release related to Mr. Stalowir’s employment with the Reed’s customary confidentiality, non-disclosure, non-solicitation and non-disparagement provisions.

The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement. A copy of the Separation Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2019.

Item 8.01 Other Events

Reed’s issued a press release on November 4, 2019 announcing the appointment of Joann Tinnelly as Interim Chief Financial Officer and resignation of Iris Snyder. The press release is attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit No.	Title of Exhibit
99.1	Press Release of Reed’s Inc. dated November 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: November 4, 2019	By:	/s/ Iris Snyder
Iris Snyder,
Chief Financial Officer